                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                    GZA GEOENVIRONMENTAL TECHNOLOGIES, INC.
                (Name of Registrant as Specified In Its Charter)

                                 Not Applicable
                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    4) Proposed maximum aggregate value of transaction:

    5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    2) Form, Schedule or Registration Statement No.:

    3) Filing Party:

    4) Date Filed:

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

                    GZA GEOENVIRONMENTAL TECHNOLOGIES, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                 JULY 13, 1999

     Notice is hereby given that the Annual Meeting of Stockholders of GZA GeoEnvironmental Technologies, Inc., a Delaware corporation (the "Company"), will be held on Tuesday, July 13, 1999 at 10 a.m., Eastern daylight savings time, at the Sheraton Needham Hotel, 100 Cabot Street, Needham, Massachusetts (the "Meeting"), for the purpose of considering and voting upon the following matters:

     1. To elect three persons to the Board of Directors, each to serve as a Class III director for a three-year term;

     2. To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent public accountants for the fiscal year ending February 29, 2000;

     3.  To approve the 1999 Stock Incentive Plan;

     4. To transact such further business as may properly come before the Meeting or any adjournment thereof.

     As of the date of this Notice, the Board of Directors has no knowledge of any other business to be transacted at the Meeting.

     The Board of Directors has fixed the close of business on Friday, May 14, 1999 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting and at any adjournments thereof.

                                            By order of the Board of Directors,

                                            RICHARD M. SIMON
                                            Secretary

June 11, 1999
Newton Upper Falls, Massachusetts

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE.

     IF MORE THAN ONE PROXY IS ENCLOSED, PLEASE COMPLETE AND RETURN ALL OF THEM.

                    GZA GEOENVIRONMENTAL TECHNOLOGIES, INC.
                               320 NEEDHAM STREET
                    NEWTON UPPER FALLS, MASSACHUSETTS 02464

                                PROXY STATEMENT

         FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 13, 1999

     This Proxy Statement and the enclosed Notice of Meeting and form of proxy are being mailed to stockholders, on or about June 11, 1999, in connection with the solicitation of proxies by the Board of Directors of GZA GeoEnvironmental Technologies, Inc. (the "Company") for use at the Annual Meeting of Stockholders of the Company, to be held at the Sheraton Needham Hotel, 100 Cabot Street, Needham, Massachusetts at 10 a.m., Eastern daylight savings time, on Tuesday, July 13, 1999, and at any and all adjournments thereof (the "Meeting").

     On May 14, 1999, the record date for the determination of stockholders entitled to notice of and to vote at the Meeting, there were outstanding and entitled to vote 4,125,018 shares of the Company's common stock, $.01 par value ("Common Stock"). Each share of Common Stock entitles its record holder to one vote on each matter considered at the Meeting.

PROXIES

     Each copy of this Proxy Statement is accompanied by a form of proxy that is being solicited by the Board of Directors of the Company. You are requested to complete, sign, date and promptly return the accompanying form of proxy in the enclosed envelope. Shares of Common Stock represented by properly executed proxies received by the Company and not revoked will be voted at the 1999 Annual Meeting in accordance with the instructions therein.

     Proxies that have been properly executed and returned by a stockholder will be voted in accordance with the stockholder's directions. If no choice is specified by the stockholder, then the shares covered by the proxy will be voted in the following manner, as recommended by management: FOR the election of Timothy W. Devitt, David B. Perini and Andrew P. Pajak as the Class III directors of the Company; FOR ratifying the appointment of PricewaterhouseCoopers LLP as the Company's auditors for the 2000 fiscal year; and FOR approval of the 1999 Stock Incentive Plan.

     Stockholders are encouraged to vote on the matters to be considered. Any proxy signed and returned by a stockholder may be revoked at any time before it is voted. A stockholder may revoke the proxy by (i) notifying the Company's Secretary in writing, (ii) signing and duly delivering a proxy bearing a later date or (iii) attending the Annual Meeting and voting in person. The Company's principal executive offices are located at 320 Needham Street, Newton Upper Falls, Massachusetts 02464.

QUORUM AND TABULATION OF VOTES

     Under the Company's by-laws, the holders of a majority of the shares of Common Stock issued, outstanding and entitled to vote at the Meeting will constitute a quorum for the transaction of business at the Meeting. Shares of Common Stock present in person or represented by proxy (including shares that abstain or do not vote with respect to the matter presented for stockholder approval) will be counted for the purpose of determining whether a quorum exists at the Meeting. Holders of Common Stock are entitled to one vote for each share held on each matter submitted to a vote.

     The affirmative vote of the holders of a plurality of the shares of Common Stock properly cast at the Meeting is required to elect each nominee for election as a director.

     The following shares will not be counted as votes cast in favor of a given matter: (i) shares that abstain from voting as to such matter; and (ii) shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to such matter. Each matter will be tabulated separately.

     Votes will be tabulated by the Company's transfer agent and registrar, American Stock Transfer & Trust Company.

                      PROPOSAL ONE:  ELECTION OF DIRECTORS

     The Company has a classified Board of Directors consisting of Class I, Class II and Class III directors who serve three-year terms, with the term of one of the three classes expiring each year, concurrently with the Company's Annual Meeting. The by-laws specify that the number of directors constituting each class shall be as nearly equal as possible. Currently, the number of directors constituting the full Board of Directors of the Company is ten, consisting of three Class I directors, four Class II directors, and three Class III directors.

     The term of the Company's current Class I directors, Rose Ann Giordano, Donald T. Goldberg and Thomas W. Philbin, expires in 2001. The term of the Company's current Class II directors, M. Joseph Celi, Lewis Mandell, Andrew P. Pajak and William E. Hadge, expires in 2000. The term of the Company's current Class III directors, Timothy W. Devitt, Joseph D. Guertin and David B. Perini, expires immediately following the 1999 Annual Meeting. Mr. Guertin has indicated that he does not intend to seek re-election as a director.

     The Board has nominated Messrs. Devitt and Perini for re-election as Class III directors. The Board has fixed the number of directors constituting the full Board of Directors at nine, and in order to maintain an equal number of directors in each Class, has nominated Andrew P. Pajak, the Company's President and Chief Executive Officer and currently a Class II director, for election as a Class III director. If elected as a Class III director, Mr. Pajak will no longer serve as a Class II director, and each class will consist of three directors. If elected, the term of Messrs. Devitt, Perini and Pajak will expire in 2002.

     Unless marked otherwise, returned proxies will be voted to elect each of Messrs. Devitt, Perini and Pajak as the Class III directors. Each nominee has agreed to serve if elected, and the Company has no reason to believe that any of them will be unable to serve. If any nominee is unable or declines to serve as a director at the time of the Meeting, then the Board will designate another nominee and proxies will be voted in favor of such nominee.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE PROPOSAL TO ELECT MESSRS. DEVITT, PERINI AND PAJAK AS THE CLASS III DIRECTORS OF THE COMPANY.

DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth certain information concerning each director of the Company continuing in office, each nominee for election as director, and each executive officer of the Company.

          NAME OF INDIVIDUAL             AGE             PRINCIPAL POSITION
          ------------------             ---             ------------------
Donald T. Goldberg(1)(2)...............  70    Chairman of the Board of Directors
Andrew P. Pajak........................  49    Director, President and Chief Executive
                                               Officer of the Company
M. Joseph Celi.........................  65    Director and Executive Vice President
                                               of the Company
Richard M. Simon.......................  53    Executive Vice President --
                                               Professional Practice of the Company
John E. Ayres..........................  62    Executive Vice President -- Business
                                               Development of the Company
William E. Hadge.......................  43    Director of the Company; Senior Vice
                                               President of GZA GeoEnvironmental, Inc.
                                               ("GZA GeoEnvironmental")
Joseph P. Hehir........................  54    Executive Vice President, Chief
                                               Financial Officer and Treasurer of the
                                               Company
William R. Beloff......................  49    Executive Vice President of the Company
Mark D. Bucknam........................  40    Executive Vice President of the
                                               Company; Chief Information Officer of
                                               GZA GeoEnvironmental
Lewis Mandell(1).......................  56    Director
Thomas W. Philbin(1)...................  59    Director
Timothy W. Devitt(2)...................  54    Director
David B. Perini (2)....................  62    Director
Rose Ann Giordano......................  60    Director

---------------
(1) Member of the Audit Committee.

(2) Member of the Compensation Committee.

     Donald T. Goldberg has served as Chairman of the Company's Board of Directors since 1989. Mr. Goldberg also served as the Company's Chief Executive Officer from 1989 to 1995, and as President of GZA GeoEnvironmental from 1966 to 1990 and from 1992 to 1993.

     Andrew P. Pajak has been a director, Chief Executive Officer and President of the Company since 1996. Mr. Pajak was Executive Vice President of Michael Baker Corporation, an engineering, construction and operations and maintenance services firm, from 1994 to 1996, and President and Chief Executive Officer of Baker Environmental, Inc., a wholly-owned subsidiary of Michael Baker Corporation, from 1990 to 1996.

     M. Joseph Celi has been a director and Executive Vice President of the Company since 1991. In 1997, Mr. Celi was also appointed to the position of Regional Operating Officer, Great Lakes and Southern Regions of GZA GeoEnvironmental. Mr. Celi also is responsible for the Company's Brownfields development effort.

     Richard M. Simon has been Executive Vice President -- Professional Practice of the Company since 1995. Dr. Simon was a director of the Company from 1989 to 1993, and Senior Vice President of GZA GeoEnvironmental from 1986 to 1992. Dr. Simon joined the Company in 1977.

     John E. Ayres has been Executive Vice President -- Business Development of the Company since 1992. Mr. Ayres joined the Company in 1966.

     William E. Hadge has been a director of the Company since July 1997. Mr. Hadge joined the Company in 1979 and has served as a Senior Vice President of GZA GeoEnvironmental since 1993.

     Joseph P. Hehir has been the Chief Financial Officer of and Treasurer of the Company since 1993 and an Executive Vice President of the Company since 1998. Mr. Hehir has been Treasurer of GZA GeoEnvironmental since 1989 and was a Senior Vice President of GZA GeoEnvironmental from 1990 to 1995. Mr. Hehir joined the Company in 1981.

     William R. Beloff was appointed Executive Vice President of the Company in 1998. Mr. Beloff has held the position of Regional Operating Officer, Northeast Region, of GZA GeoEnvironmental since 1997. Mr. Beloff joined GZA
GeoEnvironmental in 1973.

     Mark D. Bucknam was appointed Executive Vice President of the Company in 1998. Mr. Bucknam was appointed Chief Information Officer of GZA
GeoEnvironmental in 1997. Mr. Bucknam joined the Company in 1981.

     Lewis Mandell has been a director of the Company since 1991. Dr. Mandell has been Dean of the School of Management at the University of Buffalo since 1998. Dr. Mandell was Dean of the Business School of, and a professor of finance at, Marquette University, from 1995 to 1998. Dr. Mandell was Associate Dean of the Business School of, and a professor of finance at, the University of Connecticut from 1980 to 1995. He also serves as a director of the Variable Annuities of Travelers Corporation.

     Thomas W. Philbin has been a director of the Company since 1993. Dr. Philbin has been the President and a director of HEC., Inc., an energy conservation consulting firm, since 1991.

     Timothy W. Devitt has been a director of the Company since 1993. Mr. Devitt has been Senior Vice President of PHB Hagler Bailly, Inc., a management consulting firm, since 1999. Mr. Devitt was Managing Director of Putnam, Hayes & Bartlett, Inc., an economic and management consulting firm, from 1990 to 1999.

     Rose Ann Giordano has been a director of the Company since 1998. Ms. Giordano has been Vice President, Internet Service Provider Business Group of Compaq Computer Corporation since 1997. Ms. Giordano also served as Vice President, Internet Business Group of Digital Equipment Corporation from 1994 to 1997 and as Vice President, Middleware Software of Digital Equipment Corporation from 1993 to 1994.

     David B. Perini has been a director of the Company since May 1998. Mr. Perini has been a director and Chairman of Perini Corporation, a general contracting services firm, since 1972. Mr. Perini served as President and Chief Executive Officer of Perini Corporation from 1972 until 1998, and also has served as Vice President and General Counsel of Perini Corporation. Mr. Perini also serves as a director of State Street Boston Corporation.

BOARD AND COMMITTEE MEETINGS

     During the fiscal year ended February 28, 1999 ("fiscal 1999"), the Board of Directors of the Company met seven times. No director attended fewer than 75 percent of the meetings of the Board of Directors and of the committees on which he or she served.

     The Board of Directors has an Audit Committee, which confers with the Company's independent public accountants concerning the scope of their examinations of the Company's financial statements, the Company's accounting policies and internal accounting controls and the results of the independent public accountants' audit examination, and recommends the selection of the Company's independent public accountants to the Board of Directors. The Committee's duties do not include accounting or auditing functions, which are the responsibility of the Company's officers and its independent public accountants. The Audit Committee met four times in fiscal 1999. The current Audit Committee members are Messrs. Mandell and Philbin, neither of whom is an employee of the Company and Mr. Goldberg, who was a consultant to the Company in fiscal 1999.

     The Board of Directors has a Compensation Committee, which oversees compensation policy, executive salaries, profit sharing, stock options, employee stock purchase and other benefit and incentive compensation plans and employment contracts. In fiscal 1999, the Compensation Committee met four times. The current Compensation Committee members are Messrs. Devitt and Perini, neither of whom is an employee of the Company, and Mr. Goldberg. See "Compensation Committee Interlocks and Insider Participation" and "Certain Transactions."

     The Board has no other standing committees.

DIRECTORS' COMPENSATION

     During fiscal 1999, Ms. Giordano and Mr. Perini were paid an annual retainer of $2,250 and Messrs. Devitt, Mandell, and Philbin, were paid an annual retainer of $3,000 plus, in each case, $1,000 for each Board meeting attended, plus expenses incurred in attending all such meetings. Non-employee directors also may be compensated at the rate of $1,000 per day and receive reimbursement for travel and other expenses for Board-related activities. In addition, each member of the Company's Compensation Committee and Audit Committee, other than Mr. Goldberg, is compensated at the rate of $750 per quarter and receives reimbursement for travel and other expenses. Ms. Giordano, and Messrs. Devitt, Mandell, Perini and Philbin received $8,250, $15,000, $13,000, $9,750 and $13,000, respectively, plus reimbursable expenses, for such activities during fiscal year 1999. Each non-employee director also may provide management consulting services to the Company, for which they are compensated at a rate of $150 per hour plus expenses. Ms. Giordano and Messrs. Devitt, Perini and Philbin received $1,200, $4,800, $1,800 and $3,750 respectively, plus expenses, for such services in fiscal 1999. In addition, in February 1999, each non-employee director, other than Mr. Goldberg, was granted 1,000 shares of Common Stock, subject to certain transfer restrictions, in connection with his or her service on the Board of Directors.

     On March 16, 1998, the Company entered into a consulting agreement with Mr. Goldberg pursuant to which, as compensation for his services as a director and consultant to the Company, Mr. Goldberg receives a retainer of $6,250 per month, plus reimbursement for actual out-of-pocket expenses. In addition, Mr. Goldberg may be compensated at the rate of $100 per hour for professional engineering services on specific technical projects at the request of the Company. During fiscal 1999, Mr. Goldberg received an aggregate of $77,256 for all services rendered by him to the Company.

     Directors who are employees of the Company are not compensated separately for serving as directors.

                             EXECUTIVE COMPENSATION

     Summary Compensation Table. The following table provides certain summary information concerning compensation paid to the Company's Chief Executive Officer and President and its four other most highly compensated executive officers (collectively, the "Named Executive Officers") for the fiscal years ended February 28, 1999, 1998 and 1997.

                           SUMMARY COMPENSATION TABLE

                                                               LONG-TERM COMPENSATION
                                                                       AWARDS
                                                              -------------------------
                                       ANNUAL COMPENSATION    RESTRICTED     SECURITIES
           NAME AND                    --------------------     STOCK        UNDERLYING       ALL OTHER
      PRINCIPAL POSITION        YEAR   SALARY($)   BONUS($)   AWARDS($)      OPTIONS(#)   COMPENSATION($)(1)
      ------------------        ----   ---------   --------   ----------     ----------   ------------------
Andrew P. Pajak...............  1999   $193,003    $23,467          --             --          $ 9,028
  Chief Executive Officer and   1998    193,003     27,146          --             --           22,470
  President                     1997     96,357     17,000     $30,000(2)      75,000           48,637
M. Joseph Celi................  1999    151,133     13,964          --             --           14,045
  Executive Vice President      1998    151,133     10,185          --             --           12,016
                                1997    150,295      7,713          --         13,400           12,480
Richard M. Simon..............  1999    142,002     20,510          --             --            9,306
  Executive Vice President --   1998    142,002     12,427          --             --            7,969
  Professional Practice         1997    140,005      7,332          --          6,200            8,514
John E. Ayres.................  1999    141,045     23,110          --             --           12,875
  Executive Vice President --   1998    141,045      5,941          --             --           11,250
  Business Development          1997    139,795      5,300          --             --           10,206
William R. Beloff.............  1999    140,005     28,926          --             --            8,309
  Executive Vice President      1998    134,763     17,000          --             --            6,747
                                1997    130,208     12,500          --          4,000            7,110

---------------
(1) Amounts shown consist of the Company's contribution under the Company's 401(k) Profit Sharing Plan and the value of employer-paid premiums for term life insurance programs. The Company's contributions under the 401(k) Profit Sharing Plan in fiscal 1999 were as follows: Mr. Pajak, $7,369; Mr. Celi, $7,229; Mr. Simon, $6,792; Mr. Ayres, $6,746 and Mr. Beloff, $6,650. The
    value of employer-paid premiums for term life insurance paid by the Company in fiscal 1999 were as follows: Mr. Pajak, $1,659; Mr. Celi, $6,816; Mr. Simon, $2,514; Mr. Ayres, $6,129 and Mr. Beloff, $1,659.

     The Company's contributions under the 401(k) Profit Sharing Plan in fiscal 1998 were as follows: Mr. Pajak, $6,400; Mr. Celi, $6,400; Mr. Simon, $5,665; Mr. Ayres, $5,634 and Mr. Beloff, $5,355. The value of employer-paid premiums for term life insurance paid by the Company in fiscal 1998 were as follows: Mr. Pajak, $1,392; Mr. Celi, $5,616; Mr. Simon, $2,304; Mr. Ayres, $5,616 and Mr. Beloff, $1,392. In addition, amounts for Mr. Pajak for fiscal 1998 include $14,678 reimbursement of non-deductible moving expenses.

     The Company's contributions under the 401(k) Profit Sharing Plan in fiscal 1997 were as follows: Mr. Pajak, $0; Mr. Celi, $6,718; Mr. Simon, $6,270; Mr. Ayres, $6,270 and Mr. Beloff, $5,754. The value of employer-paid premiums for term life insurance paid by the Company in fiscal 1997 were as follows: Mr. Pajak, $812; Mr. Celi, $5,762; Mr. Simon, $2,244; Mr. Ayres, $3,936 and Mr. Beloff, $1,356. In addition, amounts shown for Mr. Pajak for fiscal 1997 include a $10,000 sign-on bonus and $37,825 reimbursed to Mr. Pajak for non-deductible moving expenses.

(2) Represents the value, on the date of grant, of shares of Common Stock of the Company ("Restricted Stock") granted under the Company's 1995 Stock Incentive Plan. The shares of Restricted Stock vest in five equal annual installments on each of the first five anniversary dates. The unvested portion of the Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of. In the event of termination of employment by the Company for any reason, any unvested Restricted Stock will be forfeited to the Company. In the event that the Company is acquired by, or merged with, another firm, the unvested portion of Mr. Pajak's Restricted Stock will become fully vested.

     Option Grants in Last Fiscal Year. None of the Named Executive Officers was granted stock options during fiscal 1999.

     Option Exercises and Fiscal Year-End Values. The following table sets forth certain information concerning stock options exercised during fiscal 1999 and stock options held as of February 28, 1999 by each of the Named Executive Officers.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                            NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                    SHARES                 UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                                   ACQUIRED              OPTIONS AT FISCAL YEAR-END     AT FISCAL YEAR-END($)(1)
                                      ON       VALUE     ---------------------------   ---------------------------
                                   EXERCISE   REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
              NAME                   (#)        ($)          (#)            (#)            ($)            ($)
              ----                 --------   --------   -----------   -------------   -----------   -------------
Andrew P. Pajak..................    --         --         45,000         30,000         $56,250        $37,500
M. Joseph Celi...................    --         --         13,400             --          16,750             --
Richard M. Simon.................    --         --          6,200             --           7,750             --
John E. Ayres....................    --         --             --             --              --             --
William R. Beloff................    --         --          3,200            800           4,000          1,000

---------------
(1) Value is based on the last sale price of the Common Stock ($4.75 per share) on February 26, 1999, as reported by the Nasdaq National Market, less the applicable option exercise price. These values have not been and may never be realized. Actual gains upon exercise, if any, will depend on the value of the Common Stock on the date of the sale of the shares.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee ("Committee") of the Board of Directors has furnished the following report on executive compensation for fiscal year 1999:

     Compensation Policies. The purpose of the Company's policy for compensating its executive officers is to establish aggregate compensation levels that are consistent with the Company's financial performance; to provide appropriate incentives to promote individual performance and both short-term and long-term goal achievement, thereby enhancing Company profitability and thus shareholder value; and, to grant total compensation sufficiently competitive to retain and, when necessary, attract executive officers capable of leading the Company in the attainment of its business objectives.

     Base Salaries. The salaries of executive officers are established annually by evaluating requirements of the position, the contribution of the individual executive to Company performance and the executive's responsibility, experience and potential. Base salaries of executive officers are intended to be comparable to median salaries of a peer group of comparably-sized companies and to salaries of executive officers reported in an environment industry salary survey. In making such comparisons, the Company's financial performance as well as non-financial measures such as contributions to the success of the Company's strategic plan are considered. In fiscal 1999, the Committee also engaged the services of an independent compensation consultant to provide advice in establishing base salaries and short-term and long-term incentives as components of a total compensation package for senior executives of the Company.

     In keeping with the Committee's policy of increasing emphasis on incentive-based compensation for its senior executives, base salaries of the Company's Chief Executive Officer and other Named Executive Officers (other than William R. Beloff) were not increased for fiscal 1999. Mr. Beloff's base salary was increased by approximately $5,240 for fiscal 1999 consistent with his increased responsibilities as Executive Vice President of the Company and Northeast Regional Operating Officer of GZA GeoEnvironmental.

     Senior executives are also eligible to participate in various benefit programs available to all full-time employees in varying degrees, including the Company's 401(k) Profit Sharing Plan and a supplemental insurance program whereby term insurance premiums are paid by the Company on behalf of senior executives and selected other Company employees.

     Incentive Compensation Plan. Senior executives and other selected Company employees also may qualify for cash bonuses through participation in the Company's Incentive Compensation Plan. The amount of the bonus awarded to a participant is based on achievement of pre-established objectives, including corporate performance goals (i.e., target earnings before interest, bonus and taxes) and individual performance goals tied to specific corporate objectives. For fiscal 1999, the amounts of the target bonuses, assuming the performance goals were met, ranged from 9% to 17.5% of the participants' base salaries. If the Committee determines that actual Company performance has exceeded, or fallen short of, a participant's pre-established goals, a bonus that is greater or less than the target bonus may be awarded.

     Long-Term Incentives; Equity-Based Compensation. Awards of equity-based compensation have not historically been a significant component of the Company's compensation of its executive officers, in part, because the Company's senior executives have often already held significant equity positions in the Company through ownership of the Company's Common Stock. However, the Committee has adopted a new policy under which it plans to provide increased long-term incentives through awards of equity-based compensation to its executive officers and other senior executives who are responsible for significant Company operations, growth opportunities or strategic initiatives. Under this new policy, a substantial component of the targeted total compensation package of these senior executives will consist of the expected future value of awards under the Company's new 1999 Stock Incentive Plan, and the executives' total compensation will therefore increasingly depend on achieving targeted improvements in the Company's stock price.

     Assuming that the 1999 Stock Incentive Plan is approved by stockholders at the Annual Meeting, the Committee currently intends to grant options to purchase an aggregate of approximately 300,000 shares of Common Stock to the Company's Chief Executive Officer, other Named Executive Officers and a limited number of other senior executives. The exact terms of these options have yet to be determined, but it is currently expected that the options will vest not sooner than three years after the date of grant (possibly subject to earlier vesting if specified Company performance goals are met) and will thereafter be exercisable for only a relatively brief period, possibly less than a year. The expected value of these grants, assuming the targeted rate of growth of the Company's stock price over the vesting period, will range from approximately 25% to more than 100% of the executive's annual base salary. In fiscal years after fiscal 2000, the Committee expects to continue to provide long-term incentives in the form of additional awards of equity-based compensation to selected senior executives. However, such awards will be smaller in magnitude than the initial grants described above.

  Chief Executive Officer Compensation

     The base salary of Andrew P. Pajak, the Company's Chief Executive Officer, did not increase for fiscal 1999. Mr. Pajak's bonus of $23,467 was less than his target bonus for fiscal 1999 of approximately $33,750, primarily because the Committee concluded that the Company had not made adequate progress toward its goal of expansion through selected acquisitions. This objective was a significant component of Mr. Pajak's individual Incentive Compensation Plan for fiscal 1999. In fiscal 1999, neither Mr. Pajak nor any other Named Executive Officer received an award of stock options or other equity-based compensation. If the 1999 Stock Incentive Plan is approved at the Annual Meeting, the Committee currently intends to grant to Mr. Pajak an option to purchase approximately 30,000 to 40,000 shares of Common Stock, as part of the planned grants described above. See "--Long-Term Incentives; Equity Based Compensation" and "Approval of 1999 Stock Incentive Plan--New Plan Benefits."

     Communications with Shareholders. The Committee is responsible for communicating with shareholders regarding the Company's compensation policy and to ensure that the Board of Directors understands shareholders' perspectives regarding executive compensation. Members of the Committee may, when appropriate, respond to shareholder concerns about compensation in subsequent reports or proxy statements. Comments and questions may be addressed to any member of the Committee at GZA GeoEnvironmental Technologies, Inc., 320 Needham Street, Newton Upper Falls, MA 02464.

                                          By: Timothy W. Devitt, Chair
                                              David B. Perini
                                              Donald T. Goldberg

                                              As of February 28, 1999

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Company's Compensation Committee currently consists of Messrs. Devitt, Goldberg and Perini. Messrs. Devitt and Perini are not, nor have they ever been, officers or employees of the Company or of any of its subsidiaries. Mr. Goldberg, who was elected to the Compensation Committee in October 1995, was employed by the Company as its Chief Executive Officer until his retirement in September 1995. Mr. Goldberg was employed by the Company on a part-time basis from September 1997 to February 1998. Since March 1998, Mr. Goldberg has been a consultant to the Company. See "Election of Directors -- Directors' Compensation." There are no family relationships among the executive officers or directors of the Company.

                               PERFORMANCE GRAPH

     The following Performance Graph compares the performance of the Company's cumulative stockholder return with that of a broad market index, the Nasdaq Stock Market Index for U.S. Companies, and with those equity securities of a peer group of issuers in the environmental consulting industry selected by the Company. Issuers in the peer group consist of EA Engineering, Science & Technology, Inc., Ecology and Environment, Inc., EMCON, Harding Lawson Associates Group, Inc., Versar, Inc. and Roy F. Weston, Inc. (Fluor Daniel GTI, Inc., which was included in the Company's peer group in prior years' proxy statements, has been eliminated from the group due to its acquisition by The IT Group in December 1998). The cumulative stockholder returns for shares of the Company's Common Stock and for the market and peer group indices are calculated assuming $100 was invested on March 1, 1994, and assuming the reinvestment of dividends, if any, as of the last day of February in each of the five succeeding years. The Company paid no cash dividends during the periods shown.

                  COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN
                 AMONG GZA GEOENVIRONMENTAL TECHNOLOGIES, INC.,
                 NASDAQ STOCK MARKET INDEX AND PEER GROUP INDEX

                                                          GZA                      PEER GROUP              NASDAQ STOCK MARKET
                                                          ---                      ----------              -------------------
 1994                                                   $100.00                     $100.00                     $100.00
 1995                                                   $ 52.17                     $ 58.13                     $ 95.47
 1996                                                   $ 58.70                     $ 52.13                     $131.83
 1997                                                   $ 54.35                     $ 48.46                     $158.24
 1998                                                   $ 86.41                     $ 60.92                     $215.21
 1999                                                   $ 82.61                     $ 38.07                     $278.09

                              CERTAIN TRANSACTIONS

     The Company leases certain of its facilities from employees, some of whom are directors, executive officers or stockholders of the Company, or from entities in which such persons have interests.

     The Company's principal facility in Newton Upper Falls, Massachusetts is leased from Donald T. Goldberg, Chairman of the Board of the Company and William
S. Zoino, a beneficial owner of more than five percent of the outstanding Common Stock of the Company. Mr. Goldberg and Mr. Zoino own the property as tenants in common. Rental payments to Messrs. Goldberg and Zoino aggregated $714,000 for fiscal 1999.

     The Company's Brockton, Massachusetts facility is leased from GZA Investment Associates Trust, a Massachusetts business trust in which the Company owns a two-thirds interest together with two other shareholders, Mr. Zoino and Joseph E. Hebert, a former employee of GZA Drilling, Inc. Lease payments to GZA Investment Associates Trust totaled $72,000 in fiscal 1999.

     The Company's Providence, Rhode Island facility is leased from GZRI Associates, a Rhode Island general partnership whose partners are Messrs. Goldberg and Zoino and four others, Michael A. Powers, Frank W. Clark, David R. Carchedi and Nicholas A. Campagna, all current employees of GZA
GeoEnvironmental. Lease payments to GZRI Associates totaled $81,900 in fiscal 1999.

     The Company believes that the foregoing leases were entered into on terms no less favorable to the Company than could reasonably have been obtained in arm's-length transactions with independent third parties.

     The Company provides geotechnical design, instrumentation and consulting services, on a contracting and subcontracting basis, to Perini Corporation and other clients affiliated with or engaged in joint ventures with Perini Corporation. David B. Perini, a director of the Company, is the Chairman of the Board of Directors of Perini Corporation. In fiscal 1999, the Company billed an aggregate of $5.1 million for services provided to Perini Corporation and clients affiliated with Perini Corporation.

     Donald T. Goldberg, Chairman of the Board of Directors and formerly the Company's Chief Executive Officer, is a consultant to the Company and to GZA GeoEnvironmental, Inc. See "Election of Director -- Directors' Compensation".

AGREEMENTS WITH EXECUTIVE OFFICERS

     Each of Messrs. Pajak, Simon, Ayres, Celi, Beloff, Bucknam, Hadge and Hehir has entered into a Non-Competition and Non-Disclosure Agreement with the Company that provides, among other things, that following the termination of his employment, and provided that he complies with certain non-competition covenants set forth in the agreement, he may be entitled to receive, for a period of up to twelve months following such termination, his base salary and certain other benefits.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information with respect to the beneficial ownership of the Company's Common Stock as of May 14, 1999 by (i) each person or group known to the Company to be the beneficial owner of more than five percent of the outstanding Common Stock; (ii) each of the Company's directors and director nominees; (iii) each of the Named Executive Officers and
(iv) all directors, director nominees and executive officers of the Company as a group. The information as to each person has been furnished by such person.

                                                                      SHARES
                                                              BENEFICIALLY OWNED (1)
                                                              ----------------------
         NAMES AND ADDRESSES OF BENEFICIAL HOLDERS             NUMBER       PERCENT
         -----------------------------------------             ------       -------
Heartland Advisors..........................................  526,500         12.8%
  750 North Milwaukee Street
  Milwaukee, WI 53202
William Zoino...............................................  409,368          9.9
  93 Riverside Drive
  West Harwich, MA 02671
Franklin Resources, Inc.(2).................................  310,000          7.5
  777 Mariners Island Boulevard
  San Mateo, CA 94404
Donald T. Goldberg(3).......................................  170,928          4.1
John E. Ayres(4)............................................  128,888          3.1
Joseph D. Guertin, Jr.(5)...................................   89,570          2.2
Richard M. Simon(6).........................................   59,451          1.4
Andrew P. Pajak(7)..........................................   55,670          1.3
William R. Beloff(8)........................................   40,055          1.0
M. Joseph Celi(9)...........................................   24,044            *
William E. Hadge(10)........................................   18,810            *
Lewis Mandell(11)...........................................   10,100            *
Timothy W. Devitt(12).......................................    9,350            *
Thomas W. Philbin(13).......................................    5,100            *
David B. Perini.............................................    2,000            *
Rose Ann Giordano...........................................    1,000            *
All directors, director nominees and executive officers as a
  group (15 persons)(14)....................................  667,488         16.2

---------------
  * Less than one percent.

 (1) Unless otherwise noted, each person or group identified possesses sole voting and investment power with respect to such shares, subject to community property laws where applicable. Shares not outstanding but deemed beneficially owned by virtue of the right of a person or group to acquire them within 60 days of May 14, 1999 are treated as outstanding only for purposes of determining the amount and percent owned by such person or group. As of May 14, 1999, there were 4,125,018 shares of Common Stock outstanding.

 (2) Franklin Resources, Inc. is the parent holding company for Franklin Advisory Services, Inc., an investment company. Franklin Advisory Services, Inc. has sole power to vote or direct the vote of the shares. The principal stockholders of Franklin Resources, Inc. are Charles
     B. Johnson and Rupert H. Johnson, Jr., so that Charles B. Johnson, Rupert
     H. Johnson, Jr. and Franklin Advisory Services, Inc. may be deemed to be the beneficial owners of such shares.

 (3) Includes 1,207 shares issued for the account of Mr. Goldberg under the Company's 401(k) Plan and 50,000 shares held by a trust for certain family members of Mr. Goldberg. Mr. Goldberg, who is not a trustee of the trust, disclaims beneficial ownership of the shares held by the trust. Mr. Goldberg is Chairman of the Board of Directors of the Company.

 (4) Includes 2,005 shares issued for the account of Mr. Ayres under the Company's 401(k) Plan. Mr. Ayres is the Executive Vice President -- Business Development of the Company.

 (5) Includes 1,975 shares issued for the account of Mr. Guertin under the Company's 401(k) Plan. Mr. Guertin is a director of the Company.

 (6) Includes 2,004 shares issued for the account of Mr. Simon under the Company's 401(k) Plan and 6,200 shares subject to stock options exercisable within 60 days of May 14, 1999. Mr. Simon is the Executive Vice President -- Professional Practice of the Company.

 (7) Includes 670 shares issued for the account of Mr. Pajak under the Company's 401(k) Plan and 45,000 shares subject to stock options exercisable within 60 days of May 14, 1999. Mr. Pajak is the President and Chief Executive Officer and a director of the Company.

 (8) Includes 1,799 shares issued for the account of Mr. Beloff under the Company's 401(k) Plan and 3,200 shares subject to stock options exercisable within 60 days of May 14, 1999. Mr. Beloff is an Executive Vice President of the Company.

 (9) Includes 2,139 shares issued for the account of Mr. Celi under the Company's 401(k) Plan and 13,400 shares subject to stock options exercisable within 60 days of May 14, 1999. Mr. Celi is the Executive Vice President and a director of the Company.

(10) Includes 1,593 shares issued for the account of Mr. Hadge under the Company's 401(k) Plan and 3,600 shares subject to stock options exercisable within 60 days of May 14, 1999. Mr. Hadge is a Senior Vice President of GZA GeoEnvironmental and a director of the Company.

(11) Includes 2,500 shares subject to stock options exercisable within 60 days of May 14, 1999. Mr. Mandell is a director of the Company.

(12) Includes 2,500 shares subject to stock options exercisable within 60 days of May 14, 1999. Mr. Devitt is a director of the Company.

(13) Includes 2,500 shares subject to stock options exercisable within 60 days of May 14, 1999. Mr. Philbin is a director of the Company.

(14) Includes shares described in Notes (3) through (13).

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's directors, executive officers and persons who own more than ten percent of the outstanding Common Stock to file with the Securities and Exchange Commission reports of ownership on Form 3 and reports of changes in ownership on Forms 4 and 5. Securities and Exchange Commission regulations require directors, executive officers and greater-than-ten-percent stockholders to furnish the Company with copies of all Forms 3, 4 and 5 filed with the Securities and Exchange Commission.

     Based solely upon a review of Forms 3 and 4 that were furnished to the Company during fiscal 1999, Forms 5 that were furnished to the Company by certain directors and executive officers of the Company with respect to fiscal 1999 and representation letters of certain other directors and executive officers to the effect that Form 5 filings were not required, the Company believes that all Section 16(a) filing requirements applicable to its directors, executive officers and greater-than-ten-percent stockholders were fulfilled in a timely manner, except that Ms. Giordano failed to timely file a report on Form 3 upon becoming a director of the Company and Messrs. Beloff and Bucknam failed to timely file a report on Form 3 upon becoming executive officers of the Company, in July 1998.

                         PROPOSAL TWO: RATIFICATION OF
                            INDEPENDENT ACCOUNTANTS

     The Board of Directors has appointed PricewaterhouseCoopers LLP as independent accountants to audit the financial statements of the Company for the fiscal year ending February 29, 2000, and submits this appointment for ratification by the stockholders at the Meeting. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Meeting, will have an opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions from stockholders.

     If a quorum is present at the Meeting, the affirmative vote of holders of a majority of the Common Stock present or represented and voted at the meeting is required to ratify the appointment of the Company's independent public accountants.

     The Board of Directors recommends that you vote FOR the ratification of the Company's appointment of PricewaterhouseCoopers LLP as the Company's independent public accountants for the 2000 fiscal year.

                        PROPOSAL THREE: APPROVAL OF 1999
                              STOCK INCENTIVE PLAN

     The Company's 1999 Stock Incentive Plan, in the form included as an Exhibit to this Proxy Statement (the "1999 Plan"), was adopted by the Board of Directors of the Company on May 17, 1999. The 1999 Plan authorizes the issuance of up to 425,000 shares of Common Stock to officers, directors, consultants and employees of the Company and its subsidiaries. At May 31, 1999, the Company had approximately 450 officers and employees and six non-employee directors who are eligible to participate in the 1999 Plan. The purpose of the 1999 Plan is to encourage and enable such persons to acquire a proprietary interest in the Company. The Board of Directors anticipates that providing such persons with a direct stake in the Company's welfare will assure a closer identification of their interests with those of the Company and its shareholders, thereby stimulating their efforts on the Company's behalf and strengthening their desire to remain with the Company.

REPLACEMENT OF 1989 AND 1995 PLANS.

     The 1999 Plan was adopted by the Board of Directors to replace the Company's 1989 Incentive Stock Option Plan and 1989 Non-qualified Stock Option Plan (collectively, the "1989 Plans") and its 1995 Stock Incentive Plan (the "1995 Plan"). The 1989 Plans expired by their terms on May 31, 1999. As a result, no additional options may be granted under the 1989 Plans. If the 1999 Plan is approved at the 1999 Annual Meeting, the Company will terminate the 1995 Plan, and no further awards will be made under the 1995 Plan.

     The 1989 Plans authorized the grant of incentive and non-qualified options to purchase up to 525,000 shares of Common Stock. At May 31, 1999, options to purchase 294,378 shares of Common Stock were outstanding and an aggregate of 227,022 shares remained available for future grants under these Plans. The weighted average exercise price of the options outstanding under the 1989 Plans is $3.54 per share. The 1995 Plan authorizes the grant of restricted stock awards of up to 200,000 shares of Common Stock. At May 31,

1999, awards of an aggregate of 42,996 shares had been granted under the 1995 Plan and 157,004 shares remained available for future awards.

     Giving effect to the expiration of the 1989 Plans and the expected termination of the 1995 Plan, an aggregate of 384,026 shares of Common Stock that had been reserved for issuance pursuant to those Plans (approximately 53% of the number originally reserved) will become available for general corporate purposes. The 425,000 shares of Common Stock authorized for issuance under the 1999 Plan will include these shares. As a result, replacement of the 1989 Plans and 1995 Plan with the 1999 Plan will have the net effect of increasing by only 40,974 shares the total number of shares of Common Stock that are reserved for future awards of equity incentives to officers, directors, consultants and employees of the Company.

DESCRIPTION OF THE 1999 PLAN

     The 1999 Plan is administered by a committee of the Board of Directors of the Company (the "Committee") consisting of not less than two Outside Directors (i.e., directors who are not officers or employees of the Company). The current members of the Committee are Timothy W. Devitt, Donald T. Goldberg and David B. Perini. Subject to the limits set forth below, the Committee has the discretion to determine exercise prices, dates of grant, vesting, exercisability and duration of awards granted under the 1999 Plan and to adopt and alter guidelines for administration of the 1999 Plan. A grant by the Committee of an award under the 1999 Plan to a recipient who is then an "officer" of the Company within the meaning of Rule 16a-1 under the Securities Exchange Act of 1934, as amended, is not effective unless and until such award has been approved and ratified by the Board of Directors.

     The Committee in its discretion may grant "Incentive Stock Options," "Non-Statutory Stock Options," "Restricted Stock Awards," "Unrestricted Stock Awards" and "Performance Shares" to eligible persons.

  Incentive and Non-Statutory Stock Options

     An Incentive Stock Option is an option to purchase stock that is designated and qualified as an "incentive stock option" as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Incentive Stock Options may be issued only to employees of the Company or its subsidiaries. A recipient must exercise his or her Incentive Stock Option within ten years from the date of the grant of such Incentive Stock Option. The exercise price of Incentive Stock Options granted to a recipient who owns stock possessing more than 10% of the voting power of the Company's outstanding capital stock must be equal to at least 110% of the fair market value of the Common Stock on the date of grant, and such recipient must exercise his or her Incentive Stock Option within five years from the date of the grant of such Incentive Stock Option. The aggregate fair market value (determined at the time of grant) of shares issuable pursuant to Incentive Stock Options that first become exercisable by a recipient in any calendar year may not exceed $100,000.

     The exercise price of all options to purchase Common Stock granted under the 1999 Plan must be equal to or greater than the fair market value of the Common Stock on the date of grant, and options may not be repriced (i.e., no grant of a new option under the 1999 Plan may be made contingent upon the surrender or cancellation of an outstanding option that has a higher exercise price). Except as the Committee may provide with respect to Non-Statutory Stock Options, all options granted under the 1999 Plan are nontransferable other than by will or by the laws of descent and distribution, and all such options are exercisable during the recipient's lifetime only by the recipient. Options generally expire and may not be exercised (i) immediately upon termination by the Company for cause, (ii) thirty days after voluntary termination by the recipient or termination by the Company without cause, and (iii) one hundred and eighty (180) days after the death or voluntary retirement by the recipient for reasons of age or disability under the established rules of the Company.

  Restricted Stock Awards

     A Restricted Stock Award is an award entitling the recipient to acquire, at no cost, shares of Common Stock subject to such restrictions and conditions as the Committee may determine at the time of grant ("Restricted Stock"). A participant who is granted a Restricted Stock Award will have no rights with respect to such award unless the participant has accepted the award within 60 days (or such shorter date as the Committee may specify) following the award date by executing and delivering to the Company a written instrument that sets forth the terms and conditions of the Restricted Stock Award in such form as the Committee may determine.

     Generally, shares of Restricted Stock awarded to recipients under the 1999 Plan may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided below. In the event of termination of employment by the Company and its subsidiaries for any reason (including, without limitation, death, disability or retirement), the participant or the participant's legal representative will, unless otherwise determined by the Committee in its sole discretion, forfeit to the Company the shares of Restricted Stock with respect to which conditions have not lapsed or otherwise been satisfied. Except as otherwise specified in the written instrument evidencing the Restricted Stock Award or otherwise determined in writing by the Committee, such forfeiture will be effective on the thirtieth (30th) day following such termination of employment.

     The Committee at the time of grant will specify the date or dates and other conditions, if any, on which the non-transferability of the Restricted Stock and the Company's right of forfeiture will lapse. Subsequent to such date or dates and/or the satisfaction of such other conditions, if any, the shares with respect to which all restrictions have lapsed will no longer be Restricted Stock and will be deemed "vested."

  Unrestricted Stock Awards and Performance Share Awards

     An Unrestricted Stock Award is a grant or sale of Common Stock under the 1999 Plan free of any restrictions at a purchase price determined by the Committee. A Performance Share Award is an award entitling the recipient to acquire shares of Common Stock upon the attainment of specified performance goals. An Unrestricted Stock Award or Performance Share Award may not be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution.

  Additional Provisions of the 1999 Plan

     The 1999 Plan provides that, upon a change in control of the Company, and subject to clauses (i) and (ii) below, the holders of all outstanding 1999 Plan Incentive Stock Options, Non-Statutory Stock Options, Restricted Stock Awards and Performance Share Awards will receive equivalent options or awards with respect to the corresponding equity securities of the corporation surviving such change in control. Notwithstanding the foregoing, in the event of a change of control of the Company, the Committee may (i) provide that all outstanding options or awards will become immediately exercisable in full or (ii) terminate such options or awards as of the effective date of such change in control, provided that the holders of such options or awards have the right to exercise such options or awards to the extent the same are then exercisable.

     The Board of Directors may at any time amend or discontinue the 1999 Plan, and the Committee may at any time amend or cancel any outstanding award under the 1999 Plan for the purpose of satisfying changes in law or for any other lawful purpose, but no such action may adversely affect rights under any outstanding award without the recipient's consent. However, no such amendment, unless approved by the stockholders of the Company, will be effective if it would cause the 1999 Plan to fail to satisfy the incentive stock option requirements of the Code.

     The Company intends to file a registration statement on Form S-8 covering the shares of Common Stock issuable pursuant to the 1999 Plan, and once registered, all such shares will, when issued and vested, be eligible for resale in the public market.

FEDERAL TAX ASPECTS OF THE 1999 PLAN

  Incentive and Non-Statutory Stock Options

     The grantee of an Incentive Option recognizes no income for federal income tax purposes on the grant thereof. Except as provided below with respect to the alternative minimum tax, there is no tax upon exercise of an Incentive Option. If no disposition of shares acquired upon exercise of the Incentive Option is made by the option holder within two years from the date of the grant of the Incentive Option or within one year after exercise of the Incentive Option, any gain realized by the option holder on the subsequent sale of such shares is treated as long-term capital gain for federal income tax purposes. If the shares are sold prior to the expiration of such two-year and one-year periods (a "Disqualifying Disposition"), the difference between the lesser of the value of the shares at the date of exercise or at the date of sale and the exercise price of the Incentive Option is treated as compensation to the option holder taxable as ordinary income and the excess gain, if any, is treated as capital gain (long-term capital gain if the shares are held for more than one year). The excess of the fair market value of the underlying shares over the option price at the time of exercise of an Incentive Option will constitute an item of tax preference for purposes of the alternative minimum tax. Taxpayers who incur the alternative minimum tax are allowed a credit that may be carried forward indefinitely to be used against the taxpayer's regular tax liability in a later year; however, the alternative minimum tax credit cannot reduce the regular tax below the alternative minimum tax for the carryover year.

     The grantee of a Non-Statutory Option recognizes no income for federal income tax purposes on the grant thereof. On the exercise of a Non-Statutory Option, the difference between the fair market value of the underlying shares of Common Stock on the exercise date and the option exercise price is treated as compensation to the holder of the option taxable as ordinary income in the year of exercise, and such fair market value becomes the basis for the underlying shares that will be used in computing any capital gain or loss upon disposition of such shares.

  Restricted Stock Awards

     A grantee of a Restricted Stock Award recognizes no income for federal income tax purposes upon the receipt of Common Stock pursuant to that award, unless, as described below, he otherwise elects. Instead, the grantee will recognize ordinary income in an amount equal to the fair market value of the Common Stock acquired pursuant to the Restricted Stock Award on the date that such common stock is no longer subject to a substantial risk of forfeiture less the amount, if any, the grantee paid for such stock. Such fair market value becomes the basis for the shares and will be used in computing any capital gain or loss upon the disposition of such shares. Such capital gain will be long-term capital gain if the grantee held the Common Stock acquired pursuant to the Restricted Stock Award for more than one year after the date on which the shares are no longer subject to a substantial risk of forfeiture, and short-term capital gain if the recipient held the Common Stock acquired pursuant to the Restricted Stock Award for one year or less after the date on which the shares are no longer subject to a substantial risk of forfeiture.

     The grantee of a Restricted Stock Award may elect, or may be required by the Committee as a condition to acceptance of the grant to elect, pursuant to
Section 83(b) of the Code, within 30 days of the acquisition of Common Stock pursuant to the Restricted Stock Award, to include in gross income as ordinary income for the year in which the Common Stock is received, the fair market value of the Common Stock on the date it is received less the amount, if any, the grantee paid for such stock, determined without regard to any restriction other than a restriction that by its terms will never lapse. Such fair market value will become the basis for the shares and will be used in determining any capital gain or loss upon the disposition of such shares. The proceeds of a disposition of Common Stock acquired pursuant to a Restricted Stock Award will be taxable as capital gain to the extent that the proceeds exceed the grantee's basis in such shares. This capital gain will be long-term capital gain if the disposition is more than one year after the date the Common Stock is received and short-term capital gain if the disposition is one year or less after the date of receipt. In the event that the Common Stock acquired pursuant to a Restricted Stock Award is forfeited after the grantee has made an election pursuant to Section 83(b), the grantee will not be entitled to a deduction. Grantees of Restricted Stock Awards who wish to make an election pursuant to
Section 83(b) of the Code are advised to consult their own tax advisors.

     The election to recognize compensation income will require the withholding of taxes by the Company at ordinary income rates at the time of issuance of a Restricted Stock Award. A recipient of a Restricted Stock Award may satisfy the withholding obligation by paying the Company cash, authorizing the Company to withhold shares of Common Stock issued pursuant to such award having a value of up to the minimum statutory withholding amount, or transferring to the Company shares of Common Stock owned by the recipient. If a person who receives a Restricted Stock Award subsequently forfeits some or all of the shares granted pursuant to such award, or if the fair market value of the shares subject to such award on the date or dates of disposition of such shares is less than the value on the date of issuance, such person will not be permitted to claim any tax deduction with respect to previously reported income, although such person would be entitled to a capital loss equal to the difference between the value of the shares on the date of issuance and the price received upon disposition (zero, in the case of forfeiture).

  Unrestricted Stock Awards

     The grantee of an Unrestricted Stock Award will recognize as ordinary income the difference between the fair market value of the Common Stock granted pursuant to an Unrestricted Stock Award less the amount, if any, the grantee paid for such stock in the taxable year the grantee receives such Common Stock. The grantee's basis in any Common Stock received pursuant to the grant of an Unrestricted Stock Award will be equal to the fair market value of the Common Stock on the date of receipt of the Common Stock. Any gain realized by the grantee of an Unrestricted Stock Award upon a subsequent disposition of such Common Stock will be treated as long-term capital gain if the recipient held the shares for more than one year, and short-term capital gain if the recipient held the shares for one year or less.

  Performance Share Awards

     The federal income tax laws applicable to Performance Share Awards are identical to those applicable to Unrestricted Stock Awards, unless the Performance Share Award is made subject to a risk of forfeiture and vesting, in which case the federal tax treatment would be that applicable to a Restricted Stock Award.

  Taxation of the Company

     Generally, subject to certain limitations, the Company may deduct on its corporate income tax returns, in the year in which a 1999 Plan participant recognizes ordinary income upon the occurrence of any of the following events, an amount equal to the amount recognized by the grantee as ordinary income upon the occurrence of these events: (1) the exercise of a Non-Statutory Stock Option, (2) a Disqualifying Disposition of an Incentive Option, (3) a lapse of a substantial risk of forfeiture of a Restricted Stock Award or a Performance Share Award, (4) a grantee's election to include in income the fair market value of Common Stock received in connection with a Restricted Stock Award or a Performance Share Award, and (5) the grant of an Unrestricted Stock Award.

     The 1999 Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974, nor is the 1999 Plan qualified under Section 401(a) of the Code.

NEW PLAN BENEFITS

     The Company is unable to determine the dollar value or number of options, awards or other benefits that will be received by or allocated to (i) any of the Named Executive Officers, (ii) the Company's current executive officers (as a group), (iii) the Company's current directors who are not executive officers (as a group), or (iv) employees of the Company who are not executive officers (as a group) as a result of the adoption of the 1999 Plan, except as follows. If the 1999 Plan is approved at the Meeting, the current intention of the Compensation Committee is to make, as soon as practicable thereafter, an initial round of awards consistent with the compensation philosophy described above under "Compensation Committee Report on Executive Compensation--Long-Term Incentives; Equity-Based Compensation." The identity of the initial recipients and exact number of awards has not yet been determined. However, the current expectation of the Compensation Committee is that such awards would be made to a group of not more than approximately twenty-five persons, including each of the Named Executive Officers and certain other executive officers and other senior executives of the Company, and would consist of options to purchase an aggregate of approximately 300,000 shares of Common Stock. The adoption of the 1999 Plan, if it had occurred during fiscal 1999, would not have affected the dollar value or number of options, awards or other benefits received by or allocated to any of the above persons or groups during fiscal 1999.

REQUIRED VOTE

     If a quorum is present at the 1999 Annual Meeting, the affirmative vote of holders of a majority of the Common Stock present or represented and voted at the Meeting is required to approve the 1999 Plan. The Board of Directors recommends that you vote FOR the approval of the 1999 Plan.

                                  SOLICITATION

     The Company will bear the cost of soliciting proxies. Brokers, banks and other nominees will be reimbursed for their out-of-pocket expenses and other reasonable clerical expenses incurred in obtaining instructions from beneficial owners of the Common Stock. In addition to the solicitation by mail, the directors, officers and certain employees of the Company may solicit proxies, without additional remuneration, by telephone, facsimile, telegraph and in person. It is expected that the expense of such special solicitation will be nominal.

                             STOCKHOLDER PROPOSALS

     Under Rule 14a-8 of Regulation 14A promulgated by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended ("Regulation 14A"), any stockholder intending to present a proposal at the 2000 Annual Meeting of Stockholders must submit such proposal to the Company at its offices no later than February 12, 2000 in order to be considered for inclusion in the proxy statement relating to that meeting.

     Under the by-laws of the Company, any stockholder intending to present at the 2000 Annual Meeting (a) any proposal (other than a proposal by, or at the direction of, the Board of Directors of the Company) relating to nomination of candidates for election as directors of the Company or (b) any other proposal not made by, or at the direction of, the Board of Directors, Chairman of the Board or President of the Company, must give written notice of such proposal (including certain information about any nominee or matter proposed and the proposing stockholder) to the Secretary of the Company not later than March 11, 2000 and not before December 12, 1999; provided, however, that if less than 70 days' notice or prior public disclosure of the scheduled Annual Meeting is given or made, such notice from the shareholder, to be timely, must be given within 10 days following public disclosure or mailing of notice of the meeting, whichever is earlier.

     Pursuant to Rule 14a-4(c) of Regulation 14A, proxies solicited by the Board of Directors for the 2000 Annual Meeting may confer upon the attorneys-in-fact named therein discretionary authority to vote on any matter (other than proposals described in the proxy statement for the meeting) that is brought before the 2000 Annual Meeting and of which the Company did not have written notice by April 27, 2000.

                                 MISCELLANEOUS

     The Board of Directors does not know of any business that will be presented for consideration at the Meeting other than that described in this Proxy Statement. However, if any other business should come before the Meeting, the persons named in the enclosed form of proxy will vote, or otherwise act, in accordance with their best judgment.

                             AVAILABLE INFORMATION

     Stockholders of record at the close of business on May 14, 1999 will receive a Proxy Statement and the Company's Annual Report to Stockholders, that contains detailed financial information concerning the Company. The Company will mail, without charge, a copy of the Company's Annual Report on Form 10-K for fiscal 1999 (excluding exhibits) to any stockholder solicited hereby who requests it in writing. Please submit any such written request to Mr. Joseph P. Hehir, Executive Vice President and Chief Financial Officer, 320 Needham Street, Newton Upper Falls, Massachusetts 02464.

     The date of this Proxy Statement is June 11, 1999.

                                                                    May 17, 1999

                    GZA GEOENVIRONMENTAL TECHNOLOGIES, INC.

                          1999 STOCK INCENTIVE PLAN(1)

SECTION 1.  GENERAL PURPOSE OF THE PLAN; DEFINITIONS

     The name of the plan is the GZA GeoEnvironmental Technologies, Inc. 1999 Stock Incentive Plan (the "Plan"). The purpose of the Plan is to encourage and enable officers, directors, and employees of GZA GeoEnvironmental Technologies, Inc. (the "Company") and its Subsidiaries and other persons to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company's welfare will assure a closer identification of their interests with those of the Company and its shareholders, thereby stimulating their efforts on the Company's behalf and strengthening their desire to remain with the Company.

     The following terms shall be defined as set forth below:

     "Award" or "Awards", except where referring to a particular category of grant under the Plan or where the context otherwise does not permit, shall include Incentive Stock Options, Non-Statutory Stock Options, Restricted Stock Awards, Unrestricted Stock Awards and Performance Share Awards.

     "Board" means the Board of Directors of the Company.

     "Cause" means (i) any material breach by the participant of any agreement to which the participant and the Company are both parties, and (ii) any act or omission justifying termination of the participant's employment for cause, as determined by the Committee.

     "Change of Control" shall have the meaning set forth in Section 14.

     "Code" means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

     "Conditioned Stock Award" means an Award granted pursuant to Section 6.

     "Committee" shall have the meaning set forth in Section 2.

     "Disability" means disability as set forth in Section 22(e)(3) of the Code.

     "Effective Date" means the date on which the Plan is adopted by the Board.

     "Eligible Person" shall have the meaning set forth in Section 4.

     "Fair Market Value" on any given date means the closing price per share of the Stock on such date as reported by a nationally recognized stock exchange, or, if the Stock is not listed on such an exchange, as reported by the NASDAQ National Market, or, if the Stock is not listed on NASDAQ, the fair market value of the Stock as determined by the Committee.

     "Incentive Stock Option" means any Stock Option designated and qualified as an "incentive stock option" as defined in Section 422 of the Code.

     "Non-Statutory Stock Option" means any Stock Option that is not an Incentive Stock Option.

---------------

(1) As adopted by the Board of Directors of the Company in meeting on May 17, 1999.

     "Normal Retirement" means retirement from active employment with the Company and its Subsidiaries in accordance with the retirement policies of the Company and its Subsidiaries then in effect.

     "Outside Director" means any director who is not an officer or employee of the Company.

     "Option" or "Stock Option" means any option to purchase shares of Stock granted pursuant to Section 5.

     "Performance Share Award" means an Award granted pursuant to Section 8.

     "Stock" means the Common Stock, $.01 par value per share, of the Company, subject to adjustments pursuant to Section 3.

     "Subsidiary" means a subsidiary as defined in Section 424 of the Code.

     "Unrestricted Stock Award" means an Award granted pursuant to Section 7.

SECTION 2. ADMINISTRATION OF PLAN; COMMITTEE AUTHORITY TO SELECT PARTICIPANTS
           AND DETERMINE AWARDS.

     (a) Committee. The Plan shall be administered by a committee of the Board (the "Committee") consisting of not less than two (2) Outside Directors, but the authority and validity of any act taken or not taken by the Committee shall not be affected if any person administering the Plan is not an "Outside Director." Except as specifically reserved to the Board under the terms of the Plan, the Committee shall have full and final authority to operate, manage and administer the Plan on behalf of the Company. Action by the Committee shall require the affirmative vote of a majority of all members thereof.

     (b) Powers of Committee. The Committee shall have the power and authority to grant and modify Awards consistent with the terms of the Plan, including the power and authority:

          (i) to select the persons to whom Awards may from time to time be granted;

          (ii) to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Statutory Stock Options, Restricted Stock or Unrestricted Stock Awards and Performance Shares, or any combination of the foregoing, granted to any one or more participants;

          (iii) to determine the number of shares to be covered by any Award;

          (iv) to determine and modify the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and participants, and to approve the form of written instruments evidencing the Awards; provided, however, that no such action shall adversely affect rights under any outstanding Award without the participant's consent;

          (v) to accelerate the exercisability or vesting of all or any portion of any Award;

          (vi) subject to the provisions of Section 5(a)(ii), to extend the period in which any outstanding Stock Option may be exercised;

          (vii) to determine whether, to what extent, and under what circumstances Stock and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the participant and whether and to what extent the Company shall pay or credit amounts equal to interest (at rates determined by the Committee) or dividends or deemed dividends on such deferrals; and

          (viii) to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

     (c) Ratification by Board of Awards to Officers. Notwithstanding the foregoing, no grant by the Committee of an Award to a participant who is then an officer of the Company (within the meaning of Rule 16a-1 under the Securities Exchange Act of 1934, as amended) shall be effective unless and until such Award has been approved and ratified by the Board.

     Subject to the foregoing, all decisions and interpretations of the Committee shall be binding on all persons, including the Company and Plan participants.

SECTION 3.  SHARES ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION.

     (a) Shares Issuable. The maximum number of shares of Stock with respect to which Awards may be granted under the Plan shall be 425,000. For purposes of this limitation, the shares of Stock underlying any Awards which are forfeited, cancelled, reacquired by the Company or otherwise terminated (other than by exercise) shall be added back to the shares of Stock with respect to which Awards may be granted under the Plan so long as the participants to whom such Awards had been previously granted received no benefits of ownership of the underlying shares of Stock to which the Award related. Subject to such overall limitation, any type or types of Award may be granted with respect to shares, including Incentive Stock Options. Shares issued under the Plan may be authorized but unissued shares or shares reacquired by the Company.

     (b) Stock Dividends, Mergers, etc. In the event that after the Effective Date, the Company effects a stock dividend, stock split or similar change in capitalization affecting the Stock, the Committee shall make appropriate adjustments in (i) the number and kind of shares of stock or securities with respect to which Awards may thereafter be granted (including without limitation the limitations set forth in Sections 3(a) above), (ii) the number and kind of shares remaining subject to outstanding Awards, and (iii) the option or purchase price in respect of such shares. In the event of any merger, consolidation, dissolution or liquidation of the Company, the Committee in its sole discretion may, as to any outstanding Awards, make such substitution or adjustment in the aggregate number of shares reserved for issuance under the Plan and in the number and purchase price (if any) of shares subject to such Awards as it may determine and as may be permitted by the terms of such transaction, or accelerate, amend or terminate such Awards upon such terms and conditions as it shall provide (which, in the case of the termination of the vested portion of any Award, shall require payment or other consideration which the Committee deems equitable in the circumstances), subject, however, to the provisions of
Section 14.

     (c) Substitute Awards. The Committee may grant Awards under the Plan in substitution for stock and stock based awards held by employees of another corporation who concurrently become employees of the Company or a Subsidiary as the result of a merger or consolidation of the employing corporation with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the employing corporation. The Committee may direct that the substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances. Shares which may be delivered under such substitute awards may be in addition to the maximum number of shares provided for in Section 3(a).

SECTION 4.  ELIGIBILITY.

     Awards may be granted to officers, directors, consultants and employees of the Company or its Subsidiaries ("Eligible Persons").

SECTION 5.  STOCK OPTIONS.

     The Committee may grant to Eligible Persons options to purchase stock.

     Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve.

     Stock Options granted under the Plan may be either Incentive Stock Options or Non-Statutory Stock Options. Unless otherwise so designated, an Option shall be a Non-Statutory Stock Option. To the extent that any option does not qualify as an Incentive Stock Option, it shall constitute a Non-Statutory Stock Option.

     No Incentive Stock Option shall be granted under the Plan after the tenth anniversary of the date of adoption of the Plan by the Board.

     The Committee in its discretion may determine the effective date of Stock Options, provided, however, that grants of Incentive Stock Options shall be made only to persons who are, on the effective date of the grant, employees of the Company or any Subsidiary. Stock Options granted pursuant to this Section 5(a) shall be subject to the following terms and conditions and the terms and conditions of Section 12 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable.

     (a) Exercise Price. The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5(a) shall be determined by the Committee at the time of grant but shall be not less than one hundred percent (100%) of Fair Market Value on the date of grant. If an employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than ten percent (10%) of the combined voting power of all classes of stock of the Company or any Subsidiary or parent corporation and an Incentive Stock Option is granted to such employee, the option price shall be not less than one hundred ten percent (110%) of Fair Market Value on the grant date.

     (b) Prohibition on Repricing of Options. No grant of a Stock Option under the Plan shall be made contingent upon the surrender or cancellation by the holder of such Stock Option of an outstanding option to purchase Common Stock that has an exercise price higher than that of the new Stock Option.

     (c) Option Term. The term of each Stock Option shall be fixed by the Committee, but no Incentive Stock Option shall be exercisable more than ten (10) years after the date the option is granted. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than ten percent (10%) of the combined voting power of all classes of stock of the Company or any Subsidiary or parent corporation and an Incentive Stock Option is granted to such employee, the term of such option shall be no more than five (5) years from the date of grant.

     (d) Exercisability; Rights of a Shareholder. Stock Options shall become vested and exercisable at such time or times, whether or not in installments, as shall be determined by the Committee at or after the grant date. The Committee may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a shareholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

     (e) Method of Exercise. Stock Options may be exercised in whole or in part, by delivering written notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods:

          (i) In cash, or by check or other instrument acceptable to the Committee; or

          (ii) In the form of shares of Stock that are not then subject to restrictions and that have been outstanding for at least six months, if permitted by the Committee in its sole discretion. Such surrendered shares shall be valued at Fair Market Value on the exercise date; or

          (iii) By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Committee shall prescribe as a condition of such payment procedure. The Company need not act upon such exercise notice until the Company receives full payment of the exercise price; or

          (iv) By any other means (including, without limitation, by delivery of a promissory note of the optionee payable on such terms as are specified by the Committee) which the Committee determines are consistent with the purpose of the Plan and with applicable laws and regulations.

The delivery of certificates representing shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the Optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Stock Option or imposed by applicable law.

     (f) Non-transferability of Options. Except as the Committee may provide with respect to a Non-Statutory Stock Option, no Stock Option shall be transferable other than by will or by the laws of descent and distribution and all Stock Options shall be exercisable, during the optionee's lifetime, only by the optionee.

     (g) Annual Limit on Incentive Stock Options. To the extent required for "incentive stock option" treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the Stock with respect to which incentive stock options granted under this Plan and any other plan of the Company or its Subsidiaries become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000.

     (h) Form of Settlement. Shares of Stock issued upon exercise of a Stock Option shall be free of all restrictions under the Plan, except as otherwise provided in this Plan.

SECTION 6.  RESTRICTED STOCK AWARDS.

     (a) Nature of Restricted Stock Award. The Committee in its discretion may grant Restricted Stock Awards to any Eligible Person. A Restricted Stock Award is an Award entitling the recipient to acquire, at no cost, shares of Stock subject to such restrictions and conditions as the Committee may determine at the time of grant ("Restricted Stock"). Shares of Restricted Stock may be granted in respect of past services or other valid consideration.

     (b) Acceptance of Award. A participant who is granted a Restricted Stock Award shall have no rights with respect to such Award unless the participant shall have accepted the Award within 60 days (or such shorter date as the Committee may specify) following the award date by executing and delivering to the Company a written instrument that sets forth the terms and conditions of the Restricted Stock Award in such form as the Committee shall determine.

     (c) Rights as a Stockholder. Upon complying with Section 6(b) above, a participant shall have all the rights of a stockholder with respect to the Restricted Stock, including voting and dividend rights, subject to non-transferability restrictions and Company forfeiture rights described in this
Section 6 and subject to such other conditions, if any, contained in the written instrument evidencing the Restricted Award. Unless the

Committee shall otherwise determine, certificates evidencing shares of Restricted Stock shall remain in the possession of the Company until such shares are vested as provided in Section 6(e) below.

     (d) Restrictions. Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein. In the event of termination of employment by the Company and its Subsidiaries for any reason (including, without limitation, death, disability or retirement), the participant or the participant's legal representative shall, unless otherwise determined by the Committee in its sole discretion, forfeit to the Company the shares of Restricted Stock with respect to which conditions have not lapsed or otherwise been satisfied. Except as otherwise specified in the written instrument evidencing the Restricted Award or otherwise determined in writing by the Committee, such forfeiture shall be effective on the thirtieth (30th) day following such termination of employment.

     (e) Vesting of Restricted Stock. The Committee at the time of grant shall specify the date or dates and other conditions, if any, on which the non-transferability of the Restricted Stock and the Company's right of forfeiture shall lapse. Subsequent to such date or dates and/or the satisfaction of such other conditions, if any, the shares with respect to which all restrictions have lapsed shall no longer be Restricted Stock and shall be deemed "vested".

     (f) Certificate from Recipient. The Committee may require that, as a condition to receipt of a Restricted Stock Award or the vesting of a Restricted Stock Award and delivery to the recipient of a certificate evidencing the vested shares, the recipient provide the Company with satisfactory evidence that the recipient has satisfied those conditions established by the Committee and/or this Plan with respect to the grant or vesting of such Award.

     (g) Waiver, Deferral and Reinvestment of Dividends. The written instrument evidencing the Restricted Stock Award may require or permit the immediate payment, waiver, deferral or investment of dividends paid on the Restricted Stock.

SECTION 7.  UNRESTRICTED STOCK AWARDS.

     (a) Grant or Sale of Unrestricted Stock. The Committee in its discretion may grant or sell to any Eligible Person shares of Stock free of any restrictions under the Plan ("Unrestricted Stock") at a purchase price determined by the Committee. Shares of Unrestricted Stock may be granted or sold as described in the preceding sentence in respect of past services or other valid consideration.

     (b) Restrictions on Transfers. The right to receive unrestricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution.

SECTION 8.  PERFORMANCE SHARE AWARDS.

     Nature of Performance Shares. A Performance Share Award is an award entitling the recipient to acquire shares of Stock upon the attainment of specified performance goals. The Committee may make Performance Share Awards independent of or in connection with the granting of any other Award under the Plan. Performance Share Awards may be granted under the Plan to any Eligible Person. The Committee in its discretion shall determine whether and to whom Performance Share Awards shall be made, the performance goals applicable under each such Award, the periods during which performance is to be measured, and all other limitations and conditions applicable to the awarded Performance Shares.

SECTION 9.  TERMINATION OF STOCK OPTIONS.

     (a) Termination by Death. If any participant's employment by the Company and its Subsidiaries terminates by reason of death, any Stock Option owned by such participant may thereafter be exercised to the extent exercisable at the date of death, by the legal representative or legatee of the participant, for a period of one hundred eighty (180) days (or such longer period as the Committee shall specify at any time) from the date of death, or until the expiration of the stated term of the Stock Option, if earlier.

     (b) Termination by Reason of Disability or Normal Retirement.

          (i) Any Stock Option held by a participant whose employment by the Company and its Subsidiaries has terminated by reason of Disability may thereafter be exercised, to the extent it was exercisable at the time of such termination, for a period of one hundred eighty (180) days (or such longer period as the Committee shall specify at any time) from the date of such termination of employment, or until the expiration of the stated term of the Option, if earlier.

          (ii) Any Stock Option held by a participant whose employment by the Company and its Subsidiaries has terminated by reason of Normal Retirement may thereafter be exercised, to the extent it was exercisable at the time of such termination, for a period of one hundred eighty (180) days (or such longer period as the Committee shall specify at any time) from the date of such termination of employment, or until the expiration of the stated term of the Option, if earlier.

          (iii) The Committee shall have sole authority and discretion to determine whether a participant's employment has been terminated by reason of Disability or Normal Retirement.

          (iv) Except as otherwise provided by the Committee at the time of grant, the death of a participant during a period provided in this Section 9(b) for the exercise of an Incentive Stock Option shall extend such period for one hundred eighty (180) days from the date of death, subject to termination on the expiration of the stated term of the Option, if earlier.

     (c) Termination for Cause. If any participant's employment by the Company and its Subsidiaries has been terminated for Cause, any Stock Option held by such participant shall immediately terminate and be of no further force and effect.

     (d) Other Termination. Unless otherwise determined by the Committee, if a participant's employment by the Company and its Subsidiaries terminates for any reason other than death, Disability, Normal Retirement or for Cause, any Stock Option held by such participant may thereafter be exercised, to the extent it was exercisable on the date of termination of employment, for thirty (30) days (or such longer period as the Committee shall specify at any time) from the date of termination of employment or until the expiration of the stated term of the Option, if earlier.

SECTION 10.  TAX WITHHOLDING.

     (a) Payment by Participant. Each participant shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of any Federal, state or local taxes of any kind required by law to be withheld with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant.

     (b) Payment in Shares. A Participant may elect, with the consent of the Committee, to have such tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Stock to be issued pursuant to an Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the minimum statutory withholding amount due with respect to such Award, or (ii) transferring to the Company shares of Stock owned by the participant with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy such minimum statutory withholding amount.

     (c) Section 83(b) Election. As a condition to the grant and acceptance of any Restricted Stock Award hereunder, the Committee may require that a participant execute and file or deliver to the Company for filing with the Internal Revenue Service an election under Section 83(b) of the Code to have the fair value of the total number of shares subject to the Award included in the gross income of the participant for Federal income tax purposes in the year in which the Award was granted.

SECTION 11.  TRANSFER, LEAVE OF ABSENCE, ETC.

     For purposes of the Plan, the following events shall not be deemed a termination of employment:

     (a) a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another;

     (b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee's right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Committee otherwise so provides in writing.

SECTION 12.  AMENDMENTS AND TERMINATION.

     The Board may at any time amend or discontinue the Plan and the Committee may at any time amend or cancel any outstanding Award (or, subject to Section 5(b) above, provide substitute Awards at the same or reduced exercise or purchase price or with no exercise or purchase price, provided that such price, if any, must satisfy the requirements which would apply to the substitute or amended Award if it were then initially granted under this Plan) for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder's consent. However, no such amendment, unless approved by the stockholders of the Company, shall be effective if it would cause the Plan to fail to satisfy the incentive stock option requirements of the Code.

SECTION 13.  STATUS OF PLAN.

     With respect to the portion of any Award which has not been exercised and any payments in cash, Stock or other consideration not received by a participant, a participant shall have no rights greater than those of a general creditor of the Company unless the Committee shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the Company's obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the provision of the foregoing sentence.

SECTION 14.  CHANGE OF CONTROL PROVISIONS.

     (a) Upon the occurrence of a Change of Control as defined in this Section
14:

          (i) subject to the provisions of clause (iii) below, after the effective date of such Change of Control, each holder of an outstanding Stock Option, Restricted Stock Award or Performance Share Award shall be entitled, upon exercise of such Award, to receive, in lieu of shares of Stock (or consideration based upon the Fair Market Value of Stock), shares of such stock or other securities, cash or property (or consideration based upon shares of such stock or other securities, cash or property) as the holders of shares of Stock received in connection with the Change of Control;

          (ii) the Committee may accelerate the time for exercise of, and waive all conditions and restrictions on, each unexercised and unexpired Stock Option, Restricted Stock Award or Performance Share Award, effective upon a date prior or subsequent to the effective date of such Change of Control, specified by the Committee; or

          (iii) each outstanding Stock Option, Restricted Stock Award and Performance Share Award may be cancelled by the Committee as of the effective date of any such Change of Control provided that (x) notice of such cancellation shall be given to each holder of such an Award and (y) each holder of such an Award shall have the right to exercise such Award to the extent that the same is then exercisable or, in full, if the Committee shall have accelerated the time for exercise of all such unexercised and unexpired Awards, during the thirty (30) day period preceding the effective date of such Change of Control; provided that

          (iv) notwithstanding the foregoing, if the Board has determined that accounting for a specific transaction involving a Change in Control as a pooling of interests is desirable, and if the Company is advised in writing by its independent public accountants that acceleration of the vesting of any outstanding Award pursuant to the foregoing provisions or pursuant to the specific provisions of such Award, by reason of such Change in Control, would preclude accounting for such Change in Control as a pooling of interests, and if prior to such Change in Control the Company shall notify the holder of each such Award in writing to such effect, then in such event the provision providing for acceleration of such Award shall be of no force or effect in connection with such Change in Control.

     (b) The Committee may include in the written instrument evidencing any award such provisions for acceleration of the vesting of such Award in the event of a Change in Control as the Committee determines to be appropriate, subject to paragraph 4(a)(iv) above.

     (c) "Change of Control" shall mean the occurrence of any one of the following events:

          (i) any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Act) becomes a "beneficial owner" (as such term is defined in Rule 13d-3 promulgated under the Act) (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities; or

          (ii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation or other entity, unless (A) such merger or consolidation would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company of such surviving entity outstanding immediately after such merger or consolidation or (B) a majority of the directors constituting the full Board of Directors of the surviving entity immediately following such merger or consolidation are persons who immediately prior to the merger or consolidation were directors of the Company; or

          (iii) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

SECTION 15.  GENERAL PROVISIONS.

     (a) No Distribution; Compliance with Legal Requirements. The Committee may require each person acquiring shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

     No shares of Stock shall be issued pursuant to an Award until all applicable securities laws and other legal and stock exchange requirements have been satisfied. The Committee may require the placing of such stop orders and restrictive legends on certificates for Stock and Awards as it deems appropriate.

     (b) Delivery of Stock Certificates. Delivery of stock certificates to participants under this Plan shall be deemed effected for all purposes when the Company or a stock transfer agent of the Company shall have delivered such certificates in the United States mail, addressed to the participant, at the participant's last known address on file with the Company.

     (c) Other Compensation Arrangements; No Employment Rights. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan or any Award under the Plan does not confer upon any employee any right to continued employment with the Company or any Subsidiary.

SECTION 16.  EFFECTIVE DATE OF PLAN.

     The Plan shall become effective upon its adoption by the Board. The Board may, but shall not be required to, submit the Plan for approval by the holders of a majority of the shares of capital stock of the Company present or represented and entitled to vote at a meeting of stockholders. Failure to obtain such stockholder approval shall not affect the validity of any Award granted under the Plan; provided, that it is understood that if such approval is not obtained within twelve (12) months of the Effective Date, Stock Options granted under the Plan will not qualify as Incentive Stock Options.

SECTION 17.  GOVERNING LAW.

     This Plan shall be governed by, and construed and enforced in accordance with, the substantive laws of The Commonwealth of Massachusetts without regard to its principles of conflicts of laws.

                                     * * *

                                     PROXY
                    GZA GEOENVIRONMENTAL TECHNOLOGIES, INC.
                               320 Needham Street
                    Newton Upper Falls, Massachusetts 02464
                    Proxy for Annual Meeting of Stockholders
                          to be held on July 13, 1999

The undersigned hereby constitutes and appoints Donald T. Golderg, Andrew P. Pajak and Joseph D. Guertin, Jr., and each of them acting singly, as proxies of the undersigned, each with full power to appoint his substitute, and authorizes each of them, and each substitute so appointed, to represent and vote all shares of Common Stock of GZA GeoEnvironmental Technologies, Inc. (the "Company") held of record by the undersigned at the close of business on May 14, 1999 at the Annual Meeting of Stockholders of the Company to be held at The Sheraton Needham Hotel, 100 Cabot Street, Needham, Massachusetts on July 13, 1999 at 10:00 a.m. local time and at any adjournment thereof.

The undersigned hereby acknowledge(s) receipt of a copy of the accompanying Notice of Annual Meeting of Stockholders and of the Proxy Statement relating thereto, and hereby revoke(s) any proxy or proxies heretofore given. This proxy may be revoke at any time before it is exercised.

                    GZA GEOENVIRONMENTAL TECHNOLOGIES, INC.

Dear Stockholder:

Please take note of the important information enclosed with this Proxy Ballot. There are a number of issues related to the management and operation of your Company that require your immediate attention and approval. These are discussed in detail in the enclosed proxy materials.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on the proxy card to indicate how your shares shall be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of Stockholders, July 13, 1999, in order to be voted at the meeting.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

GZA GeoEnvironmental Technologies, Inc.





                Please Detach and Mail in the Envelope Provided






A [X] Please mark your
      votes as in this
      example.




                      For All
                     Nominees   Withhold                                                                      FOR   AGAINST  ABSTAIN
1) Proposal to elect    [ ]        [ ]   NOMINEES: Timothy W. Devitt    2) Proposal to ratify the appointment  [ ]     [ ]      [ ]
   the following nominees to three year            Andrew P. Pajak         of PricewaterhouseCoopers LLP as
   terms as Class III Directors                    David B. Perini         the Company's independent public
                                                                           accountants for the fiscal year
   To withhold authority to vote for any                                   ending February 29, 2000.
   individual nominee, check the "For
   All Nominees" box and strike a line                                  3) Proposal to approve the Company's  [ ]     [ ]      [ ]
   through that nominees's name in the                                     1999 Stock Incentive Plan.
   list at right.
                                                                        This Proxy is being solicited on behalf of the Board of
                                                                        Directors of the Company. When properly executed, this proxy will be voted in the manner directed herein by the
                                                                        undersigned stockholder(s). IF NO DIRECTION IS GIVEN, THIS
                                                                        PROXY WILL BE VOTED FOR ALL NOMINEES FOR DIRECTOR AND FOR
                                                                        PROPOSALS 2 AND 3. THE COMPANY HAS RECEIVED NO NOTICE OF ANY
                                                                        OTHER MATTER THAT WILL BE PRESENTED AT THE MEETING. PURSUANT
                                                                        TO RULE 14a-4(c)(1), THIS PROXY WILL BE VOTED IN THE
                                                                        DISCRETION OF THE PERSONS NAMED AS PROXIES AS TO ANY OTHER
                                                                        MATTER AS MAY PROPERLY COME BEFORE THE MEETING. A
                                                                        stockholder wishing to vote in accordance with the
                                                                        recommendations of the Board of Directors need only sign and date this proxy and return it in the enclosed envelope.
                                                                        Comments/Address Change ___________________________________
                                                                        ____________________________________________________________
                                                                        ____________________________________________________________
                                                                        ____________________________________________________________
                                                                        _______________________________________________________GZACM
                                                                        RECORD DATE SHARES:

                                                               Signature _______________________________ Date _____________, 1999
